                                                                Exhibit (d)(3)

                                    KTI, INC.

                       1994 LONG-TERM INCENTIVE AWARD PLAN

1.       DEFINITIONS

         In this Plan, except where the context otherwise indicates, the following definitions apply:

         1.1 "Agreement" means a written agreement implementing a grant of an Option, Right or an award of Incentive Shares.

         1.2 "Board" means the Board of Directors of the Corporation.

         1.3 "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         1.4 "Committee" means the committee of two of more members appointed by the Board to administer the Plan, all of the members of which shall be "disinterested persons" as defined in Rule 16b-3(c)(2)(i) under the Exchange Act or any similar successor rule.

         1.5 "Common Stock" means the common stock of the Corporation.

         1.6 "Corporation" means KTI, Inc., a New Jersey Corporation.

         1.7 "Date of Exercise" means the date on which the Corporation receives notice of the exercise of an Option or Right in accordance with the terms of
Article 8, except that when an Optionee elects to receive cash upon exercise of a Right granted in connection with a Nonstatutory Stock Option and the Optionee further elects to have the "Date of Exercise" determined in accordance with the following and the Committee consents thereto, "Date of Exercise" shall mean the date on which the Common Stock has its highest Fair Market Value during the period specified in Rule 16b-3(e)(3) under the Exchange Act in which the Right is exercised.

         1.8 "Date of Grant" means the date on which an Option or Right is granted or Incentive Shares are awarded by the Committee or such later date as may be specified by the Committee in authorizing the grant or award.

         1.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         1.10 "Fair market Value" of a Share means the amount equal to the fair market value of a Share as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

         1.11 "Grantee" means a Key Employee to whom Incentive Shares have been awarded pursuant to Article 10.

         1.12 "Incentive Shares" means Shares awarded pursuant to the provisions of Article 10.

         1.13 "Incentive Stock Option" means an Option granted under the Plan that qualified as an incentive stock option under Section 422 of the Code and that the Corporation designates as such in the Agreement granting the Option.

         1.14 "Key Employee" means an employee or officer of the Corporation or one or more of its Subsidiaries designated as "Key Employee" by the Committee.

         1.15 "Nonstatutory Stock Option" means an Option granted under the Plan that is not an Incentive Stock Option.

         1.16 "Option" means an option to purchase Shares granted under the Plan in accordance with the terms of Article 6.

         1.17 "Option Period" means the period during which an Option may be exercised.

         1.18 "Option Price" means the price per share at which an Option may be exercised. The Option Price shall be determined by the Committee, but unless otherwise determined by the Committee pursuant to Section 3.7, in no event shall the Option Price be less than the Fair Market Value per Share determined as of the Date of Grant.

         1.19 "Optionee" means a Key Employee to whom an Option or Right has been granted.

         1.20 "Performance Period" means the period or periods during which each performance standard of an Incentive Share will be measured against the performance standards established by the Committee and specified in the Agreement relating thereto.

         1.21 "Related Option" means an Option granted in connection with a specified Right.

         1.22 "Related Right" means a Right granted in connection with a specified Option.

         1.23 "Right" means a stock appreciation right granted under the Plan in accordance with the terms of Article 7.

         1.24 "Right Period" means the period during which a Right may be exercised.

         1.25 "Share" means a share of authorized but unissued Common Stock or a reacquired share of Common Stock.

         1.26 "Subsidiary" means a corporation at least 80% of the total combined voting power of all classes of stock of which is owned by the Corporation, either directly or through one or more other Subsidiaries.

2.       PURPOSE

         The Plan is intended to assist in attracting, retaining, and motivating Key Employees of outstanding ability and to promote the identification of their interests with those of the shareholders of the Corporation.

3.       ADMINISTRATION

         The Plan shall be administered by the Committee. In addition to any other powers granted to the Committee, it shall have the following powers, subject to the express provisions of the Plan:

         3.1 To determine in its discretion the Key Employees to whom Options or Rights shall be granted and to whom Incentive Shares shall be awarded, the number of Shares to be subject to each Option or Right or Incentive Share award, and the terms upon which Options or Rights may be acquired and exercised and the terms and conditions of Incentive Share awards;

         3.2 To determine all other terms and provisions of each Agreement, which need not be identical;

         3.3 Without limiting the generality of the foregoing, to provide in its discretion in an Agreement:

              (i) for an agreement by the Optionee or Grantee to render services to the Corporation or a Subsidiary upon such terms and conditions as may be specified in the Agreement, provided that the Committee shall not have the power under the Plan to commit the Corporation or any Subsidiary to employ or otherwise retain any Optionee or Grantee;

              (ii) for restrictions on the transfer, sale or other disposition of Shares issued to the Optionee upon the exercise of an Option or right or for conditions with respect to the issuance of Incentive Shares;

              (iii) for an agreement by the Optionee or Grantee to resell to the Corporation, under specified conditions, Shares issued upon the exercise of an Option or Right or awarded as Incentive Shares;

              (iv) for the payment of the Option Price upon the exercise of an Option otherwise than in cash, including without limitation by delivery of Shares valued at Fair Market Value on the Date of Exercise of the Option or a combination of cash and Shares;

         3.4 To construe and interpret the Agreements and the Plan;

         3.5 To require, whether or not provided for in the pertinent Agreement, of any person exercising an Option or Right or acquiring Incentive Shares, at the time of such exercise or acquisition, the making of any representations or agreements which the Committee may deem necessary or advisable in order to comply with applicable securities laws;

         3.6 To provide for satisfaction of an Optionee's or Grantee's tax liabilities arising in connection with the Plan through, without limitation, retention by the Corporation of shares of Common Stock otherwise issuable on the exercise of a Nonstatutory Stock Option or Right or pursuant to an award of Incentive Shares or through delivery of Common Stock to the Corporation by the Optionee or Grantee under such terms and conditions as the Committee deems appropriate;

         3.7 To determine that the Option Price of an Option or the base price for determining the amount payable on exercise of a Right which is not a Related Right shall be less than the Fair Market Value per Share on the Date of Grant of the Option or Right if (i) such Option or right is granted in substitution for an outstanding Option or Right, (ii) the number of Shares subject to the new Option or Right is not in excess of the number of Shares subject to the outstanding Option or Right for which it is substituted, and (iii) the Option Price or base price of the new Option or Right is not less than the Option Price or base price of the outstanding Option or Right for which it is substituted (as previously determined by the Committee). Subject to the foregoing, an Option (with or without a Related Right) may be substituted either for an outstanding Option (including any Related Right) or for an outstanding Right which is not a Related Right, a Right which is not a Related Right may be substituted either for another such Right or for an outstanding Option (including any Related Right) and a Related Right may be Substituted for another Related Right;

         3.8 To make all other determinations and take all other actions necessary or advisable for the administration of the Plan; and

         3.9 To delegate to officers or managers of the Corporation or any Subsidiary the authority to perform administrative functions under the Plan.

         Any determinations or actions made or taken by the Committee pursuant to this Article shall be binding and final.

4.       ELIGIBILITY

         Options, Rights and Incentive Shares may be granted or awarded only to Key Employees; PROVIDED, HOWEVER, that the members of the Committee are not eligible to receive Options, Rights or Incentive Shares; and provided, further, that except for Options issued on the effective date of the acquisition of Convergent Solutions, Inc., a Delaware corporation, by the Corporation, no person who is a full time employee of DataFocus Incorporated, a Delaware corporation, may be designated as a Key Employee. A person may not receive a grant of an Option, Right or award of Incentive Shares under this Plan and the KTI, Inc. 1994 DataFocus Incorporated Long-Term Incentive Award Plan in the Same fiscal year of the Corporation.

5.       STOCK SUBJECT TO THE PLAN

         5.1 Except as provided in Article 11, the maximum number of Shares that may be issued or as to which grants or awards may be made under the Plan shall not exceed 1,150,000 Shares.

         5.2 If an Option or Right expires or terminates for any reason (other than termination by virtue of the exercise of a Related Option or Related Right, as the case may be) without having been fully exercised, or if Incentive Shares are not issued or are forfeited (unless during the period such Incentive Shares were outstanding the Optionee shall have received dividends or other "benefits of ownership" from such Shares), the unissued or forfeited Shares which had been subject to the Agreement relating thereto shall again become available for the grant of other Options or Rights or for the award of additional Incentive Shares.

         5.3 The Shares issued upon the exercise of a Right (or if cash is payable in connection with such exercise, that number of Shares having a Fair Market Value equal to the cash payable upon such exercise), shall be charged against the number of Shares issuable under the Plan and shall not become available for the grant of other Options or Rights or for the award of Incentive Shares. If the Right referred to in the preceding sentence is a Related Right, the Shares subject to the Related Option, to the extent not charged against the number of Shares subject to the Plan in accordance with this Section 5.3, shall again become available for the grant of other Options or Rights or for the award of additional Incentive Shares.

         5.4 The number of Shares covered by Rights (excluding Related Rights), Options and awards of Incentive Shares granted to a Key Employee in any one fiscal year of the Corporation shall not exceed 25,000 Shares; PROVIDED, however, that in the year ended December 31, 1994, Options exceeding this limitation may be granted by the Committee to former or present officers, directors or employees of Convergent Solutions, Inc., a Delaware corporation, or any of its subsidiaries upon consummation of the acquisition of Convergent Solutions, Inc. by the Corporation.

6.       0PTIONS

         6.1 The Committee is hereby authorized to grant Nonstatutory Stock Options and Incentive Stock Options to Key Employees.

         6.2 All Agreements granting Options shall contain a statement that the Option is intended to be either (i) a Nonstatutory Stock Option or (ii) an Incentive Stock Option.

         6.3 The Option Period shall be determined by the Committee and specifically set forth in the Agreement, provided, HOWEVER, that an Option shall not be exercisable until the expiration of at least six months from the Date of Grant (except that this limitation need not apply in the event of the death or disability of the Optionee, or in the event of Options issued in 1994 to former or present officers, directors or employees of Convergent Solutions, Inc. or any of its subsidiaries upon consummation of the acquisition of Convergent Solutions, Inc. by the Corporation) or after ten years from the Date of Grant.

         6.4 All Incentive Stock Options granted under the Plan shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

         6.5 All other terms of Options granted under the Plan shall be determined by the Committee in its sole discretion.

7.       RIGHTS

         7.1 The Committee is hereby authorized to grant Rights to Key
Employees.

         7.2 A Right may be granted under the Plan:

              (i) in connection with, and at the same time as, the grant of an Option to a Key Employee;

              (ii) by amendment of an outstanding Nonstatutory Stock Option granted under the Plan to a Key Employee; or

              (iii) independently of any Option granted under the Plan.

         A Right granted under clause (i) or (ii) of the preceding sentence is a Related Right. A Related Right may, in the Committee's discretion, apply to all or a portion of the Shares subject to the Related Option.

         7.3 A Right may be exercised in whole or in part as provided in the Agreement, and, subject to the provisions of the Agreement, entitles its Optionee to receive, without any payment to the Corporation (other than required tax withholding amounts), either cash or that number of shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having a Fair Market Value determined as of the Date of Exercise not to exceed the number of Shares subject to the portion of the Right exercised multiplied by an amount equal to the excess of the Fair Market Value per Share on the Date of Exercise of the Right over either (i) the Fair Market Value per Share on the Date of Grant of the Right or the base price determined by the Committee pursuant to Section 3.7 if the Right is not a Related Right, or (ii) the Option Price as provided in the Related Option if the Right is a Related Right.

         7.4 The Right Period shall be determined by the Committee and specifically set forth in the Agreement, PROVIDED, HOWEVER:

              (i) a Right may not be exercised until the expiration of at least six months from the Date of Grant (except that this limitation need not apply in the event of the death or disability of the Optionee);

              (ii) a Right will expire no later than the earlier of (A) ten years from the Date of Grant, or (B) in the case of a Related Right, the expiration of the Related Option;

              (iii) a Right may be exercised only when the Fair Market Value of a Share exceeds either (A) the Fair market Value per Share on the Date of Grant of the Right or the base price determined by the Committee pursuant to Section
3.7 if the Right is not a Related Right, or (B) the Option Price as provided in the Related Option if the right is a Related Right; and

              (iv) a Right that is a Related Right may be exercised only when and to the extent the Related Option is exercisable.

         7.5 The exercise, in whole or in part, of a Related Right shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Related Right is exercised. Similarly, the exercise, in whole or in part, of a Related Option shall cause a reduction in the number of Shares subject to the Related Right equal to the number of Shares with respect to which the Related Option is exercised.

         7.6 If on the Date of Exercise the Optionee is subject to Section 16 of the Exchange Act or if so provided in the Agreement, the Committee shall have the sole discretion to consent to or disapprove the election of any Optionee to receive cash in full or partial settlement of a Right. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall constitute disapproval. Consent may be given in whole or as to a portion of the Right surrendered by the Optionee. If the election to receive cash is disapproved of in whole or in part, the Right shall be deemed to have been exercised for Shares, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

8.       EXERCISE; PAYMENT OF WITHHOLDING TAXES

         An Option or Right may, subject to the provisions of the Agreement under which it was granted, be exercised in whole or in part by the delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by full payment for the Shares with respect to which the Option is exercised, and in the case of an Option or Right, full payment for related withholding taxes, if any. The receipt of Incentive Shares shall be subject to full payment by the Grantee of any withholding taxes then required to be paid.

9.       NONTRANSFERABILITY

         Options or Rights granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option or Right may be exercised during his or her lifetime only by the Optionee or, in the event of his or her legal disability, by his or her legal representative. A Related Right is transferable only when the Related Option is transferable and only with the Related Opinion and under the same conditions.

10.      INCENTIVE SHARE AWARDS

         10.1 The Committee is hereby authorized to grant Incentive Shares to Key Employees.

         10.2 Incentive Shares may be issued as provided in the Agreement, without any payment to the Corporation (other than required tax withholding amounts), based solely upon the degree to which objective performance standards established by the Committee at the time of grant and specified in the Agreement have been achieved. Prior to the issuance of Incentive Shares, the Committee must certify in writing or through approved minutes of the meeting in which certification is made that the applicable performance standards were in fact satisfied. During the Performance Period, such performance standards may be related to the particular performance of a Key Employee or the department, branch, Subsidiary or other unit in which he or she works, or may be based on the performance of the Corporation generally. The performance standards may be based on earnings or earnings growth; return on assets, equity or investment; specified improvement of financial ratings; achievement of specified balance sheet or income statement objectives; or stock price; sales; or market share, and may be based on the absolute changes in such factors or measured against or in relationship to the same objective factors of other companies comparably or similarly situated.

11.      CAPITAL ADJUSTMENTS

         The number and class of Shares subject to each outstanding Option or Right or Incentive Share award, the Option Price, the aggregate number and class of shares for which grants or awards thereafter may be made and the maximum number of Shares granted to a Key Employee under the Plan in any fiscal year of the Corporation shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation.

12.      TERMINATION OR AMENDMENT

         The Board shall have the power to terminate the Plan in whole or in part and to amend it in any respect, provided that, the Board may not, without the approval of the Shareholders of the corporation, amend the Plan so as to increase materially the aggregate number of Shares that may be issued under the Plan (except as provided in Article 11), to modify materially the requirements as to eligibility to receive Options, Rights or Incentive Shares or to increase materially the benefits accruing to participants or the number of Shares (except as provided in Article 11) which may be granted to a participant in a fiscal year of the Corporation as Incentive Shares, Options or rights under the Plan. No termination or amendment of the Plan shall, without his or her consent, adversely affect the rights or obligations of any Optionee or Grantee with respect to grants or awards previously made.

13.      MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS AND RIGHTS

         Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or Rights or accept the surrender of outstanding Options or rights (to the extent not theretofore exercised) granted under the Plan or under any other plan of the Corporation, a Subsidiary or a company or similar entity acquired by the Corporation or a Subsidiary, and authorize the granting of new Options and Rights pursuant to the Plan in substitution therefor (to the extent not theretofore exercised), and the substituted Options and Rights may specify a longer term than the surrendered Options and Rights or have any other provisions that are authorized by the Plan; PROVIDED, HOWEVER, that the substituted Options and Rights may not specify a lower exercise price than the surrendered Options and Rights. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify the terms of any outstanding Agreement providing for awards of Incentive Shares. Notwithstanding the foregoing, however, no modification of an Option or Right granted under the Plan, or an award of Incentive Shares, shall, without the consent of the Optionee or Grantee, adversely affect the rights or obligations of the Optionee or Grantee.

14.      EFFECTIVENESS OF THE PLAN AND AMENDMENTS

         The effective date of the Plan was July 6, 1994. Any amendments to the Plan requiring shareholder approval pursuant to Article 12 are subject to approval by vote of the shareholders of the Corporation within 12 months after their adoption by the Board. Subject to that approval, any amendments are effective on the date on which they are adopted by the Board. Options, Rights or Incentive Shares may be granted or awarded prior to shareholder approval of amendments, but each Option, Right or Incentive Share grant or award requiring such amendments shall be subject to the approval of the amendments by the shareholders. The date on which any Option, Right or Incentive Shares granted or awarded prior to shareholder approval of the amendment is granted or awarded shall be the Date of Grant for all purposes of the Plan as if the Option, Right or Incentive Shares had not been subject to approval. No Option or Right granted subject to shareholder approval of an amendment may be exercised prior to such shareholder approval, and any Incentive Shares awarded subject to shareholder approval of an amendment and any dividends payable thereon are subject to forfeiture if such shareholder approval is not obtained.

15.      TERM OF THE PLAN

         Unless sooner terminated by the Board pursuant to Article 13, the Plan shall terminate on July 6, 2004, and no Options, Rights or Incentive Shares may be granted or awarded after termination. The termination shall not affect the validity of any Option, Right or Incentive Shares outstanding on the date of termination.

16.      INDEMNIFICATION OF CONMITTEE

         In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option, Right or Incentive Shares granted or awarded hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation.

17.      GENERAL PROVISIONS

         17.1 The establishment of the Plan shall not confer upon any Key Employee any legal or equitable right against the Corporation, any Subsidiary or the Committee, except as expressly provided in the Plan.

         17.2 The Plan does not constitute inducement or consideration for the employment of any Key Employee, nor is it a contract between the Corporation or any Subsidiary and any Key Employee. Participation in the Plan shall not give a Key Employee any right to be retained in the service of the Corporation or any Subsidiary.

         17.3 The Corporation and its Subsidiaries may assume options, warrants, or rights to purchase stock issued or granted by other corporations whose stock or assets shall be acquired by the Corporation or its Subsidiaries, or which shall be merged into or consolidated with the Corporation or its Subsidiaries. Neither the adoption of this Plan, nor its submission to the shareholders, shall be taken to impose any limitations on the powers of the Corporation or its affiliates to issue, grant, or assume options, warrants, or rights, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of shareholder approval upon the same.

         17.4 The interests of any Key Employee under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

         17.5 The Plan shall be governed, construed and administered in accordance with the laws of the State of New Jersey, and it is the intention of the Corporation that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.